(V27) Vanguard Index Funds - Vanguard Total Stock Market Index Fund
(A) Record of Changes in Net Assets	AssetUSD= 109.75	as of 4/30/16
VANGUARD TOTAL STOCK MARKET INDEX FUND – INVESTOR SHARES

	Total Net Asset Value		Net Asset Value per Share
	US$	Yen
	(millions)	(millions)	US$	Yen
The 14th Fiscal Year Ended on
December 31, 2005	29,785	3,268,904	30.00	3,293
The 15th Fiscal Year Ended on
December 31, 2006	39,095	4,290,676	34.09	3,741
The 16th Fiscal Year Ended on
December 31, 2007	50,183	5,507,584	35.36	3,881
The 17th Fiscal Year Ended on
December 31, 2008	39,440	4,328,540	21.80	2,393
The 18th Fiscal Year Ended on
December 31, 2009	58,004	6,365,939	27.45	3,013
The 19th Fiscal Year Ended on
December 31, 2010	56,063	6,152,914	31.56	3,464
The 20th Fiscal Year Ended on
December 31, 2011	62,668	6,877,813	31.29	3,434
The 21th Fiscal Year Ended on
December 31, 2012	78,936	8,663,226	35.64	3,911
The 22nd Fiscal Year Ended on
December 31, 2013	105,008	11,524,628	46.67	5,122
The 23rd Fiscal Year Ended on
December 31, 2014	117,966	12,946,769	51.58	5,661
The 24rd Fiscal Year Ended on
December 31, 2015	96,323	10,571,449	50.78	5,573
2015 End of January	116,654	12,802,777	50.15	5,504
February	124,040	13,613,390	50.04	5,492
March	123,333	13,535,797	52.26	5,736
April	122,709	13,467,313	52.48	5,760
May	123,256	13,527,346	53.21	5,840
June	118,204	12,972,889	52.09	5,717
July	111,993	12,291,232	52.94	5,810
August	101,308	11,118,553	49.75	5,460
September	95,836	10,518,001	48.06	5,275
October	100,579	11,038,545	51.83	5,688
November	98,933	10,857,897	52.11	5,719
December	96,323	10,571,449	50.78	5,573
2016 End of January	92,592	10,161,972	47.90	5,257
February	92,482	10,149,900	47.88	5,255
March	97,470	10,697,333	51.01	5,598
April	97,314	10,680,212	51.33	5,633

(B) Record of Distributions Paid

VANGUARD TOTAL STOCK MARKET INDEX FUND - INVESTOR SHARE

	Total Distributions
	US$	Yen
The 13th Fiscal Year (1/1/04-12/31/04)	0.445	48.839
The 14th Fiscal Year (1/1/05-12/31/05)	0.473	51.912
The 15th Fiscal Year (1/1/06-12/31/06)	0.524	57.509
The 16th Fiscal Year (1/1/07-12/31/07)	0.602	66.070
The 17th Fiscal Year (1/1/08-12/31/08)	0.586	64.314
The 18th Fiscal Year (1/1/09-12/31/09)	0.515	56.521
The 19th Fiscal Year (1/1/10-12/31/10)	0.530	58.168
The 20th Fiscal Year (1/1/11-12/31/11)	0.562	61.680
The 21th Fiscal Year (1/1/12-12/31/12)	0.720	79.020
The 22nd Fiscal Year (1/1/13-12/31/13)	0.765	83.959
The 23rd Fiscal Year (1/1/14-12/31/14)	0.851	93.397
The 24rd Fiscal Year (1/1/15-12/31/15)	0.947	103.933
2015 End of January	-	-
February	-	-
March	0.232	25.462
April	-	-
May	-	-
June	0.214	23.487
July	-	-
August	-	0.000
September	0.233	25.572
October	-	0.000
November	-	0.000
December	0.268	29.413
2016 End of January	-	0.000
February	-	0.000
March	0.222	24.365
April	-	0.000
	0.947	103.933

(C) Record of changes in Return
VANGUARD TOTAL STOCK MARKET INDEX FUND - INVESTOR SHARES

Fiscal Year	Annual Return (%)
The 14th Fiscal Year (1/1/05-12/31/05)	5.92
The 15th Fiscal Year (1/1/06-12/31/06)	15.51
The 16th Fiscal Year (1/1/07-12/31/07)	5.49
The 17th Fiscal Year (1/1/08-12/31/08)	-36.69
The 18th Fiscal Year (1/1/09-12/31/09)	28.28
The 19th Fiscal Year (1/1/10-12/31/10)	16.90
The 20th Fiscal Year (1/1/11-12/31/11)	0.93
The 21st Fiscal Year (1/1/12-12/31/12)	16.25	16.20325983
The 22nd Fiscal Year (1/1/13-12/31/13)	33.09	33.09483726
The 23rd Fiscal Year (1/1/14-12/31/14)	12.34	12.34411828
The 24rd Fiscal Year (1/1/15-12/31/15)	0.28	0.284994184